Asia Pacific
Bangkok
Beijing
Brisbane
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East
& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Jeddah*
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh*
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

The Americas
Bogota
Brasilia**
Buenos Aires
Caracas
Chicago
Dallas
Guadalajara
Houston
Juarez
Lima
Mexico City
Miami
Monterrey
New York
Palo Alto
Porto Alegre**
Rio de Janeiro**
San Francisco
Santiago
Sao Paulo**
Tijuana
Toronto
Valencia
Washington, DC

* Associated Firm
** In cooperation with
Trench, Rossi e Watanabe
Advogados

August 7, 2018

The Securities and Exchange Commission

Re: Titan Medical Inc. (the “Corporation”) – F-10 Registration Statement

Dear Sirs/Mesdames:

We refer to the short form prospectus dated August 7, 2018 of the Corporation in relation to the offering of units of the Corporation (the “Prospectus”).

We hereby consent to the references to our firm name on the cover page and under the headings “Legal Matters” and “Documents Filed as Part of the Registration Statement” in the Prospectus that forms a part of this registration statement on Form F-10 filed by the Corporation under the Securities Act of 1933, as amended (the “Act”) and to the reference to our firm name and to the use of our opinions under the headings “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours very truly,

(signed) “Baker & McKenzie LLP”

Baker & McKenzie LLP, an Ontario limited liability partnership, is a member of Baker & McKenzie International, a Swiss Verein.